EXHIBIT 99.1

          Equity Inns Announces Third Quarter Funds From Operations and
                     Reiterates Full Year Financial Guidance

GERMANTOWN, Tenn., November 4, 2002 -- Equity Inns, Inc. (NYSE: ENN), a premier hotel real estate investment trust (REIT), today announced its results for the third quarter and nine months ended September 30, 2002.

Highlights for the Quarter:

     o Third Quarter FFO per share of $0.30 -- exceeding revised analysts' consensus estimates by $.01

     o Dividend of $0.13 per share, in line with guidance

     o Revenue per Available Room (RevPAR) increased 0.2 percent

Revenue Results:

Equity Inns' total hotel portfolio RevPAR for the third quarter ended September 30, 2002 increased 0.2 percent to $54.90 from $54.81 in the same period a year earlier, and compared to an industry- wide 0.5 percent increase. For July, August, and September, Equity Inns' RevPAR increased 0.1 percent, decreased 3.7 percent, and increased 5.1 percent, respectively, compared to the same periods last year.

For the quarter, occupancy increased 140 basis points to 70.1 percent, and average daily rate (ADR) decreased 1.9 percent to $78.36 compared to $79.88 in the third quarter of 2001.

Equity Inns has continued to outperform the industry on a year-to-date basis with a RevPAR decrease of 3.4 percent versus an industry decrease of 4.8 percent as measured by Smith Travel Research. Also as measured by Smith Travel Research, Equity Inns' year-to-date occupancy penetration increased 2.9 points to 106.2% and RevPAR yield increased 1.5 points to 112.3%. These results indicate that Equity Inns' portfolio as a whole achieved occupancy and RevPAR results that exceeded its peers in their respective markets.

"We were encouraged with our revenue performance in the third quarter. We are hopeful that the positive RevPAR trends that both the lodging industry and Equity Inns posted this quarter will be the start of a positive trend. We were especially encouraged that our portfolio stabilized, as evidenced by our solid occupancy rates, which are trending upward. To this point, our stated goal was to drive occupancy and we have produced an increase in each of the past two quarters compared to the previous years," said Phillip H. McNeill, Sr., Chairman of Equity Inns. "Going forward, we will turn our attention to increasing rate, which with the greater occupancy rates, will drive profitability."

Operating Margins:

Gross operating profit (GOP) margin in the third quarter was 42.5 percent, basically flat compared to the operating margins achieved for the same period last year.

"We were pleased that our efforts to control costs were successful, exemplified by our relatively flat operating margins during a quarter that we were focused on improving occupancy rates," said Howard Silver, president and chief operating officer. "In addition, per occupied room (POR) expenses declined in the three-month period, illustrating the effectiveness of our cost control efforts. These actions preserved our margins."

Per occupied room (POR) expenses continued to trend lower year over year: $47.17 compared to $48.21. POR is defined as the hotel operating expenses divided by the occupied room nights, a true measure of hotel operating costs.

Funds From Operations:

The Company achieved funds from operations of $12.4 million, or $0.30 per share, compared to $13.4 million, or $0.35 for the quarter ended September 30, 2001. The decrease in FFO per share for the quarter was primarily due to the increase in one of our manager's base management fees, higher insurance rates and declining telephone revenue. These factors were partially offset by declining interest expense, related to our lower debt levels.

Capital Structure:

At September 30, 2002, Equity Inns had $347 million of debt outstanding, which included $68 million drawn under its $125 million line of credit. The weighted average life of the Company's debt was 6 years. In addition, total debt represented approximately 37.4 percent of the cost of hotels, which is the Company's lowest level in four years.

Fourth Quarter and Future Guidance:

The Company also reiterated earnings guidance for the fourth quarter ended December 31, 2002, as well as full year guidance for fiscal 2002. For the fourth quarter ending December 31, 2002, Equity Inns expects FFO to be in the $0.13 to $0.17 per share range, including a $0.04 per share income tax benefit. Management also believes EBITDA will range from $13 million to $17 million. Accordingly, FFO per share for the full year 2002 is anticipated to be within the range of $0.94 to $0.98 including $0.16 per share for income tax benefit. EBITDA for the full year 2002 will likely be in the $70 to $75 million range. The Company is currently anticipating 2002 capital expenditures to be approximately $10 million.

"We are pleased with our performance in this tough economy," McNeill said. "We accomplished our financial and operational goals. In fact, our resiliency in this market has been a matter of good decision making, in our view, including a concerted focus on expenses, positioning the portfolio with the top brands and maintaining the right properties in diverse markets, which provides a good hedge against the poor business travel environment. We also believe that this strategy will pay off as the economy recovers and our rates rise. Until we see that turn, however, we remain cautiously optimistic, and believe that a conservative stance on guidance is the best policy. As we move through 2003, though, we are confident that we can create significant value, particularly from current levels."

The level of Equity Inns' common dividend will continue to be determined each quarter, based upon the operating results of that quarter, economic conditions, and other operating trends.

For the third quarter, Equity Inns paid a $0.13 common dividend per share, same as the payment in the second quarter. Management continues to target a 2002 common dividend per share in the range of $0.51 and $0.52, with an annualized rate ranging from $0.52 to $0.56 per share. We also believe that our dividend is secure, despite the current yield of over 10%. Not only are we pleased to report that we are generating enough cash flow to cover this payout, but we pay approximately 90% of cash available for distribution (CAD), which provides some cushion. Finally, based on our sensitivity analysis, RevPAR would have to decrease an additional 2%-4% to effect the dividend and we do not see that happening. Business is stable and we do not foresee further RevPAR declines.


Equity Inns will hold a conference call and Webcast regarding its third quarter results today, November 4, at 5 p.m. EST. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Company's website at http://www.equityinns.com and selecting the microphone icon. In addition, a phone replay has been arranged, which will be available from Monday, November 4, 2002 at 7:00 p.m. (Eastern Standard Time) through Monday, November 11, 2002 at 11:59 p.m. (Eastern Standard Time) by dialing 416-640-1917 (access code is 200206). The conference call replay also will be accessible on the Company's website.


Certain matters discussed in this press release include "forward-looking statements" within the meaning of the federal securities laws. The words "anticipate, believe, estimate, expect, intend, well," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the company operates, as well as management's beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the company's actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of recovery from the current economic downturn, future acts of terrorism of war, risks associated with the hotel and hospitality business, the availability of capital, and numerous other factors, may affect the company's future results, performance and achievements. These risks and uncertainties are described in greater detail in the company's periodic filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated June 25, 2002. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

About Equity Inns

Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company owns 96 hotels with approximately 12,300 rooms located in 34 states. For more information about Equity Inns, visit the company's Web site at www.equityinns.com.




CONTACT:          Equity Inns, Inc.
                  Howard Silver, 901/754-7774
                  or
                  Integrated Corporate Relations, Inc.
                  Brad Cohen, 203/222-9013 ext. 238

                                EQUITY INNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                 September 30,        December 31,
                                                                    2002                  2001
                                                                 ------------         ------------
                                                                 (unaudited)
ASSETS
Investment in hotel properties, net                              $730,617,922         $751,890,847
Cash and cash equivalents                                           7,140,432            4,358,787
Accounts receivable                                                 5,612,734            2,534,208
Due from Lessees                                                                           162,265
Notes receivable                                                    1,335,025              738,911
Deferred expenses, net                                              9,266,676           10,819,599
Deferred tax asset                                                  8,164,000            3,452,000
Deposits and other assets                                           6,902,040            4,122,657
                                                                 ------------         ------------

       Total assets                                              $769,038,829         $778,079,274
                                                                 ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Debt                                                             $346,890,175         $384,165,875
Accounts payable and accrued expenses                              31,086,389           22,224,994
Distributions payable                                               6,505,105            1,088,542
Interest rate swap                                                  2,668,395            2,922,625
Minority interest in Partnership                                    8,998,001            9,511,897
                                                                 ------------         ------------

       Total liabilities                                          396,148,065          419,913,933
                                                                 ------------         ------------

Commitments and contingencies

Shareholders' equity:

Preferred Stock, $.01 par value, 10,000,000 shares
  authorized, 2,750,000 shares issued and outstanding              68,750,000           68,750,000
Common Stock, $.01 par value, 100,000,000
  shares authorized, 41,217,386 and 37,591,622
  shares issued and outstanding                                       412,174              375,916
Additional paid-in capital                                        445,773,189          418,351,351
Treasury stock, at cost, 747,600 shares                            (5,173,110)          (5,173,110)
Unearned directors' and officers' compensation                       (690,085)          (1,152,730)
Distributions in excess of net earnings                          (133,513,009)        (120,063,461)
Accumulated other comprehensive income:
  Unrealized loss on interest rate swap                            (2,668,395)          (2,922,625)
                                                                 ------------         ------------

       Total shareholders' equity                                 372,890,764          358,165,341
                                                                 ------------         ------------

Total liabilities and shareholders' equity                       $769,038,829         $778,079,274
                                                                 ============         ============

                                EQUITY INNS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)



                                                     For the Three Months Ended        For the Nine Months Ended
                                                           September 30,                      September 30,
                                                    ----------------------------      -----------------------------
                                                         2002            2001             2002             2001
                                                    -----------      -----------      ------------     ------------
Revenue
   Hotel revenues                                   $64,803,615      $53,005,229      $185,020,095     $155,548,490
   Percentage lease revenues                                           5,471,566                         16,927,028
   Other income                                         246,325          469,234           753,539        1,605,451
                                                    -----------      -----------      ------------     ------------
       Total revenue                                 65,049,940       58,946,029       185,773,634      174,080,969
                                                    -----------      -----------      ------------     ------------

Expenses
   Hotel operating expenses                          39,284,780       31,850,503       112,946,256       93,636,702
   Real estate and personal property taxes            3,396,129        3,397,810        10,332,905        9,904,547
   Depreciation and amortization                     10,344,669       10,416,102        31,018,093       30,438,306
   Amortization of loan costs                           511,035          475,275         1,533,105        1,414,625
   Interest                                           7,219,209        7,705,185        21,896,707       23,435,791
   General and administrative expenses:
       Stock-based or non-cash
           compensation                                 173,438          243,327           517,674          731,232
       Other general and administrative
           expenses                                   1,439,213        1,338,832         4,263,790        3,717,874
   Lease expense                                        431,395          216,848         1,091,679          852,172
                                                    -----------      -----------      ------------     ------------
       Total expenses                                62,799,868       55,643,882       183,600,209      164,131,249
                                                    -----------      -----------      ------------     ------------

Income before minority interest
   and income taxes                                   2,250,072        3,302,147         2,173,425        9,949,720

Minority interest                                        63,798           83,829            58,776          235,159
                                                    -----------      -----------      ------------     ------------

Income before income taxes                            2,186,274        3,218,318         2,114,649        9,714,561

Income tax benefit                                    1,537,000          990,000         4,712,000        2,380,000
                                                    -----------      -----------      ------------     ------------

Net income                                            3,723,274        4,208,318         6,826,649       12,094,561

Preferred stock dividends                             1,632,813        1,632,813         4,898,439        4,898,439
                                                    -----------      -----------      ------------     ------------

Net income applicable to
   common shareholders                              $ 2,090,461      $ 2,575,505      $  1,928,210     $  7,196,122
                                                    ===========      ===========      ============     ============

Net income per common share -
   basic and diluted                                $       .05      $       .07      $        .05     $        .20
                                                    ===========      ===========      ============     ============

Weighted average number of common
   shares and units outstanding - diluted            41,666,057       38,039,992        40,540,551       38,034,295
                                                     ==========       ==========        ==========       ==========

The following is a reconciliation of net income to Funds From Operations (unaudited):



                                                         Three Months Ended                Nine Months Ended
                                                            September 30,                    September  30,
                                                    ----------------------------      ---------------------------
                                                        2002             2001             2002           2001
                                                    -----------      -----------      -----------     -----------
Net income                                          $ 3,723,274      $ 4,208,318      $ 6,826,649     $12,094,561
Less:
   Preferred stock dividends                         (1,632,813)      (1,632,813)      (4,898,439)     (4,898,439)

Add:
   Minority interest                                     63,798           83,829           58,776         235,159
   Depreciation of buildings, furniture and
       fixtures                                      10,257,495       10,328,928       30,756,571      30,176,784
   Deferred lease revenue                                                370,725                        2,806,696
                                                    -----------      -----------      -----------     ------------


Funds From Operations                               $12,411,754      $13,358,987      $32,743,557     $40,414,761
                                                    ===========      ===========      ===========     ===========

Weighted average number of outstanding shares
   of Common Stock and Units of Partnership          41,666,057       38,039,992       40,540,551      38,034,295
                                                     ==========       ==========       ==========      ==========

Funds From Operations Per share and unit            $       .30      $       .35      $       .81     $      1.06
                                                    ===========      ===========      ===========     ===========



The following is a reconciliation of Funds From Operations to EBITDA
(unaudited):


                                                        Three Months Ended                 Nine Months Ended
                                                           September 30,                     September  30,
                                                   -----------------------------      ---------------------------
                                                       2002              2001             2002           2001
                                                   ------------      -----------      -----------     -----------
Funds From Operations                               $12,411,754      $13,358,987      $32,743,557     $40,414,761

Add:
   Interest                                           7,219,209        7,705,185       21,896,707      23,435,791
   Preferred stock dividends                          1,632,813        1,632,813        4,898,439       4,898,439
   Amortization of loan costs                           511,035          475,275        1,533,105       1,414,625
   Amortization of Officers and
       Directors compensation                           149,355          224,619          448,065         673,857
   Amortization of franchise fees                        87,174           87,174          261,522         261,522

Less:
   Income tax benefit                                (1,537,000)        (990,000)      (4,712,000)     (2,380,000)
                                                    -----------       ----------      -----------     -----------

EBITDA                                              $20,474,340      $22,494,053      $57,069,395     $68,718,995
                                                    ============     ===========      ===========     ===========

                                Equity Inns, Inc.
                      Third Quarter 2002 Hotel Performance
                                 All Comparable



                                                            RevPAR                        Occupancy                         ADR
                              # of                         Variance                       Variance                        Variance
                             Hotels           2002          to 2001           2002        to 2001              2002       to 2001
                             ------          ------        ---------         ------       ---------           ------      ---------
Portfolio                        96           $54.90          0.2%             70.1%       1.4 pts.            $78.36        -1.9%

Franchise
  AmeriSuites                    19           $49.84         -5.1%             68.8%      -2.6 pts.            $72.48        -1.6%
  Comfort Inn                     3           $49.62         -2.8%             63.2%      -2.8 pts.            $78.53         1.5%
  Hampton Inn                    48           $47.94          1.2%             67.1%       2.6 pts.            $71.47        -2.6%
  Hampton Inn & Suites            1           $60.10         11.5%             79.0%       2.6 pts.            $76.11         7.9%
  Holiday Inn                     5           $40.87          1.7%             60.0%      -1.0 pts.            $68.14         3.4%
  Homewood Suites                 9           $78.44          2.9%             80.5%       4.8 pts.            $97.48        -3.2%
  Residence Inn                  11           $80.29          0.5%             81.9%       2.8 pts.            $98.04        -3.0%

Manager
  Crestline                       2           $82.84         18.1%             69.8%       9.9 pts.           $118.69         1.4%
  Crossroads                     52           $56.16          0.8%             71.4%       2.2 pts.            $78.64        -2.4%
  Hilton                         20           $48.26          2.5%             66.4%       2.6 pts.            $72.66        -1.5%
  Prime                          19           $49.84         -5.1%             68.8%      -2.6 pts.            $72.48        -1.6%
  Waterford                       3           $84.94         -4.9%             77.3%      -0.6 pts.           $109.91        -4.1%

Region
  East North Central             14           $60.20         -2.5%             70.2%      -0.5 pts.            $85.73        -1.8%
  East South Central             14           $46.66          2.7%             68.7%       2.0 pts.            $67.94        -0.3%
  Middle Atlantic                 6           $85.71         -0.4%             78.3%      -0.4 pts.           $109.42         0.2%
  Mountain                       10           $52.90          3.5%             73.9%       4.9 pts.            $71.54        -3.5%
  New England                     5           $67.38          4.5%             77.7%       6.4 pts.            $86.75        -4.1%
  Pacific Northwest               2           $85.86         -3.7%             80.6%       4.2 pts.           $106.48        -8.7%
  South Atlantic                 27           $47.61         -0.4%             67.3%       0.3 pts.            $70.72        -0.8%
  West North Central              7           $61.14         -0.4%             74.5%      -1.1 pts.            $82.09         1.0%
  West South Central             11           $43.00          0.0%             61.7%       2.6 pts.            $69.69        -4.1%

Type
  All Suite                      19           $49.84         -5.1%             68.8%      -2.6 pts.            $72.48        -1.6%
  Extended Stay                  20           $79.38          1.6%             81.2%       3.8 pts.            $97.77        -3.1%
  Full Service                    5           $46.95          0.7%             61.1%      -1.9 pts.            $76.82         3.7%
  Limited Service                52           $47.68          1.3%             67.0%       2.4 pts.            $71.16        -2.3%



Note: Includes all hotels open for the entire third quarter period of both years with the same or comparable brand affiliations, regardless of ownership last year.

                                Equity Inns, Inc.
                       Year to Date 2002 Hotel Performance
                                 All Comparable



                                                            RevPAR                        Occupancy                         ADR
                              # of                         Variance                       Variance                        Variance
                             Hotels           2002          to 2001           2002         to 2001             2002       to 2001
                             ------          ------        ---------         ------       ---------           ------      ---------

Portfolio                        96           $52.75         -3.4%             68.0%       0.6 pts.            $77.52        -4.3%

Franchise
  AmeriSuites                    19           $49.75         -8.4%             67.8%      -1.0 pts.            $73.39        -7.1%
  Comfort Inn                     3           $48.06         -2.6%             62.5%      -1.4 pts.            $76.89        -0.4%
  Hampton Inn                    48           $46.25         -1.8%             65.2%       0.7 pts.            $70.97        -2.8%
  Hampton Inn & Suites            1           $57.96         12.7%             77.1%       4.3 pts.            $75.17         6.4%
  Holiday Inn                     5           $38.72          8.5%             57.5%       5.2 pts.            $67.34        -1.3%
  Homewood Suites                 9           $74.70         -5.6%             76.9%       0.5 pts.            $97.16        -6.3%
  Residence Inn                  11           $73.74         -3.1%             78.8%       1.3 pts.            $93.53        -4.7%

Manager
  Crestline                       2           $72.51         24.2%             72.5%      14.7 pts.            $99.98        -0.9%
  Crossroads                     52           $53.36         -2.6%             68.7%       0.8 pts.            $77.66        -3.8%
  Hilton                         20           $47.82         -2.4%             65.2%       0.3 pts.            $73.30        -2.9%
  Prime                          19           $49.75         -8.4%             67.8%      -1.0 pts.            $73.39        -7.1%
  Wateford                        3           $76.74         -9.3%             72.4%      -1.2 pts.           $105.95        -7.8%

Region
  East North Central             14           $53.76         -4.8%             64.9%      -1.0 pts.            $82.79        -3.3%
  East South Central             14           $45.40         -1.9%             66.4%      -0.4 pts.            $68.43        -1.4%
  Middle Atlantic                 6           $74.65         -2.8%             72.9%      -1.5 pts.           $102.45        -0.9%
  Mountain                       10           $55.03         -4.6%             72.7%       1.8 pts.            $75.72        -7.1%
  New England                     5           $59.68         -1.8%             69.0%       2.4 pts.            $86.52        -5.2%
  Pacific Northwest               2           $73.87         -9.8%             73.6%       0.4 pts.           $100.37       -10.3%
  South Atlantic                 27           $49.16         -2.0%             68.5%       2.5 pts.            $71.80        -5.5%
  West North Central              7           $54.05         -6.6%             68.0%      -4.2 pts.            $79.48        -0.9%
  West South Central             11           $45.42         -1.6%             64.7%       1.7 pts.            $70.19        -4.3%

Type
  All Suite                      19           $49.75         -8.4%             67.8%      -1.0 pts.            $73.39        -7.1%
  Extended Stay                  20           $74.21         -4.4%             77.9%       0.9 pts.            $95.29        -5.5%
  Full Service                    5           $45.03          5.1%             60.0%       3.7 pts.            $75.01        -1.4%
  Limited Service                52           $45.97         -1.4%             65.0%       0.7 pts.            $70.96        -2.6%



Note: Includes all hotels open for the entire nine-month period of both years with the same or comparable brand affiliations, regardless of ownership last year.